HOLLY ENERGY PARTNERS, L.P.
LONG-TERM INCENTIVE PLAN
(As Amended and Restated Effective February 10, 2012)
SECTION 1. Purpose of the Plan.
The Holly Energy Partners, L.P. Long-Term Incentive Plan (the “Plan”) has been adopted to promote the interests of Holly Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), by providing to employees, consultants, and directors of Holly Logistic Services, L.L.C., a Delaware limited liability company (the “Company”), and its Affiliates who perform services for or on behalf of the Partnership and its subsidiaries incentive compensation awards for superior performance that are based on Units. The Plan is also contemplated to enhance the ability of the Company and its Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership and to encourage them to devote their best efforts to advancing the business of the Partnership and its subsidiaries. The Plan is hereby amended and restated as of February 10, 2012 to incorporate prior amendments to the Plan and to make certain other changes.
SECTION 2.    Definitions.
As used in the Plan, the following terms shall have the meanings set forth below:
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
“Award” means an Option, Restricted Unit, Phantom Unit, Unit Appreciation Right, Unit Award, Substitute Award or Performance Unit granted under the Plan, and shall include any tandem DERs granted with respect to a Phantom Unit.
“Award Agreement” means the written agreement by which an Award shall be evidenced.
“Board” means the Board of Directors of the Company.
“Change of Control” means, and shall be deemed to have occurred upon the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of HollyFrontier, the Partnership, the General Partner, or the Company to any Person and/or its Affiliates, other than to HollyFrontier, the Partnership, the General Partner, the Company and/or any of their Affiliates; or (ii) any “person” or “group”, within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than HollyFrontier, the Partnership, the General Partner, the Company and/or any of their respective Affiliates shall become the beneficial owner, by way of consolidation, reorganization, merger or otherwise, of more than 50% of the combined voting power of the outstanding equity interests in HollyFrontier, the Partnership, the General Partner, or the Company.
“Committee” means the Compensation Committee of the Board or such other committee of the Board as may be appointed by the Board to administer the Plan.
“Consultant” means an individual who performs services for the Partnership, the Company or any of their Affiliates and is not an Employee or a Director.
“DER” means a contingent right, granted in tandem with a specific Phantom Unit, to receive an amount in cash equal to, and at the same time as, the cash distributions made by the Partnership with respect to a Unit during the period such Phantom Unit is outstanding.
“Director” means a member of the Board who is not an Employee.
“Employee” means any employee of the Company or an Affiliate who performs services for the Partnership.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fair Market Value” means one of the following as determined at the time of authorization of an Award by the Committee in its sole discretion: (i) the closing sales price of a Unit on the applicable date (or if there is no trading in the Units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee) or (ii) if selected by the Committee in its sole discretion for a particular Award or Awards, the average of the closing sales prices of a Unit as reported in The Wall Street Journal (or other reporting service approved by the Committee) for a period of 30 consecutive trading days ending on the date of determination or on a date not more than five trading days prior to the date of determination as specified by the Committee at the time of authorization of an Award. Notwithstanding the foregoing, in the event Units are not publicly traded on a national securities exchange or other market at the time a determination of Fair Market Value is required to be made hereunder, the determination of Fair Market Value shall be made in good faith by the Committee.
“General Partner” means HEP Logistics Holding, L.P., a Delaware limited partnership.
“HollyFrontier” means HollyFrontier Corporation, a Delaware corporation.
“Option” means an option to purchase Units granted under the Plan.
“Participant” means any Employee, Consultant or Director granted an Award under the Plan.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of Holly Energy Partners, L.P., as it may be amended or amended and restated from time to time.
“Performance Unit” means a Phantom Unit or a Restricted Unit granted to a Participant pursuant to Section 6(f) that is based upon performance criteria specified by the Committee.
“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.
“Phantom Unit” means a phantom (notional) Unit granted under the Plan which upon vesting entitles the Participant to receive a Unit.
“Restricted Period” means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture and is either not exercisable by or payable to the Participant, as the case may be.
“Restricted Unit” means a Unit granted under the Plan that is subject to a Restricted Period.
“Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.
“SEC” means the Securities and Exchange Commission, or any successor thereto.
“Securities Act” means the Securities Act of 1933, as amended.
“Substitute Award” means an Award granted pursuant to Section 6(e) of the Plan.
“UDR” means a distribution made by the Partnership with respect to a Restricted Unit.
“Unit” means a Common Unit of the Partnership.
“Unit Appreciation Right” means an Award that, upon exercise, entitles the holder to receive the excess of the Fair Market Value of Unit on the exercise date over the exercise price established for such Unit Appreciation Right. Such excess shall be paid in Units.
“Unit Award” means a grant of a Unit that is not subject to a Restricted Period.
SECTION 3.    Administration.
(a)    General. The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the following and any applicable law, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the Chief Executive Officer of the Company, subject to such limitations on such delegated powers and duties as the Committee may impose, if any. Upon any such delegation all references in the Plan to the “Committee”, other than in Section 7, shall be deemed to include the Chief Executive Officer; provided, however, that such delegation shall not limit the Chief Executive Officer’s right to receive Awards under the Plan. Notwithstanding the foregoing, the Chief Executive Officer may not grant Awards to, or take any action with respect to any Award previously granted to, a person who is an officer subject to Rule 16b-3 or who is a member of the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award, consistent with the terms of the Plan, which terms may include any provision regarding the acceleration of vesting or waiver of forfeiture restrictions or any other condition or limitation regarding an Award, based on such factors as the Committee shall determine, in its sole discretion; (v) determine whether, to what extent, and under what circumstances Awards may be vested, settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or an Award Agreement in such manner and to such extent as the Committee deems necessary or appropriate. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, the Partnership, any Affiliate, any Participant, and any beneficiary of any Award.
(b)    Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to such member by any officer or Employee of the General Partner, the Partnership or any of their Affiliates, the General Partner’s or the Partnership’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or Employee of the Company, the Partnership or any of their Affiliates acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the General Partner with respect to any such action or determination.
(c)    Prohibition on Repricing of Awards. Subject to the provisions of Section 4(c) hereof, the terms of outstanding Award Agreements may not be amended without the approval of the Partnership’s unitholders so as to (i) reduce the per Unit exercise price of any outstanding Options or Unit Appreciation Rights, (ii) cancel any outstanding Options or Unit Appreciation Rights in exchange for cash or other Awards when the Option or Unit Appreciation Right price per Unit exceeds the Fair Market Value of the underlying Units or (iii) otherwise reprice any Option or Unit Appreciation Right. Subject to Section 4(c), Section 6(f)(vi), Section 7(c) and Section 8(m), the Committee shall have the authority, without the approval of the unitholders of the Partnership, to amend any outstanding Award to increase the per Unit exercise price of any outstanding Options or Unit Appreciation Rights or to cancel and replace any outstanding Options or Unit Appreciation Rights with the grant of Options or Unit Appreciation Rights having a per Unit exercise price that is greater than or equal to the per Unit exercise price of the original Options or Unit Appreciation Rights.
SECTION 4.    Units.
(a)    Limits on Units Deliverable. Subject to adjustment as provided in Section 4(c), the maximum number of Units that may be delivered with respect to Awards granted under the Plan is 1,250,000. No Award (other than any tandem DERs granted with respect to a Phantom Unit) may be paid or settled in cash. If any Award terminates or is canceled prior to and without the delivery of Units or if an Award is forfeited (including the forfeiture of Restricted Units), then the Units covered by such Award, to the extent of such termination, cancellation, or forfeiture, shall again be Units with respect to which Awards may be granted.
(b)    Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market, from any Affiliate, the Partnership or any other Person, or any combination of the foregoing, as determined by the Committee in its sole discretion.
(c)    Adjustments. In the event that the Committee determines that any distribution (whether in the form of cash, Units, other securities, or other property), recapitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership, or other similar transaction or event affects the Units such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Units (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Units (or other securities or property) subject to outstanding Awards, (iii) the grant or exercise price with respect to any Award, (iv) any other terms, conditions or limitations applicable to Awards (including, without limitation, any applicable performance targets or criteria with respect thereto) and/or (v) subject to Section 6(f)(vi), make provision for a cash payment to the holder of an outstanding Award; provided, that the number of Units subject to any Award shall always be a whole number.
SECTION 5.    Eligibility.
Any Employee, Consultant or Director shall be eligible to be designated a Participant and receive an Award under the Plan. Notwithstanding the foregoing, Employees, Consultants and Directors that provide services to an Affiliate of the Partnership that is not considered a single employer with the Partnership under Section 414(b) of the Code or Section 414(c) of the Code shall not be eligible to receive Awards that are subject to Section 409A of the Code until such Affiliate adopts the Plan as a participating employer in accordance with Section 8(k). Further, if the Units issuable pursuant to an Award are intended to be registered with the SEC under the Securities Act on a Form S-8 Registration Statement (“Form S-8”), then only Employees, Consultants, and Directors of the Partnership or a parent or subsidiary of the Partnership (within the meaning of General Instruction A.1(a) to Form S-8) will be eligible to receive such an Award to the extent necessary pursuant to Form S-8 to ensure the effective registration of the Units awarded pursuant to such an Award.
SECTION 6.    Awards.
(a)    Options. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Options shall be granted, the number of Units to be covered by each Option, the exercise price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.
(i)    Exercise Price. The exercise price per Unit under an Option shall be determined by the Committee at the time the Option is granted and, except with respect to Substitute Awards, may not be less than the Fair Market Value of a Unit as of the date of grant.
(ii)    Time and Method of Exercise. The Committee shall determine the Restricted Period and the exercise terms with respect to an Option, which may include, without limitation, a provision for accelerated vesting upon the achievement of specified performance goals or other events, and the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Company, withholding Units from an Award, a “broker-assisted cashless” exercise through procedures approved by the Company, or any combination of the above methods.
(iii)    Forfeiture. Except as otherwise provided in the terms of an Award Agreement, upon termination of a Participant’s employment or consulting services to the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all unvested Options shall be forfeited by the Participant unless otherwise provided in a written employment agreement between the Participant and the Company or its affiliates. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Options; provided, however, that any such waiver shall be effective only to the extent that such waiver will not cause any Option intended to satisfy the requirements of Section 409A of the Code to fail to satisfy such requirements.

(b)    Restricted Units and Phantom Units. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Restricted Units and/or Phantom Units shall be granted, the number of Restricted Units or Phantom Units to be granted to each such Participant, the duration of the Restricted Period, the conditions under which the Restricted Units or Phantom Units may become vested or forfeited, which may include, without limitation, a provision for accelerated vesting upon the achievement of specified performance goals in the case of Performance Units, and such other terms and conditions as the Committee may establish with respect to such Awards, including whether DERs are granted with respect to Phantom Units (which may include Phantom Units granted as Performance Units) and whether UDRs are granted with respect to Restricted Units (which may include Restricted Units granted as Performance Units).
(i)    DERs. To the extent provided by the Committee, in its discretion, a grant of Phantom Units (including Phantom Units granted as Performance Units) may include a tandem DER grant, which may provide that such DERs shall be paid directly to the Participant at the time of distribution of a Unit, be credited to a bookkeeping account (with or without interest in the discretion of the Committee), be reinvested in additional Awards and be subject to the same or different vesting restrictions as the tandem Phantom Unit Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion. Absent a contrary provision in an Award Agreement, DERs shall be paid to the Participant without restriction at the same time as ordinary cash distributions are paid by the Partnership to its unitholders. Notwithstanding the foregoing, DERs shall only be paid in a manner that is either exempt from or compliant with Section 409A of the Code.
(ii)    UDRs. To the extent provided by the Committee, in its discretion, a grant of Restricted Units (including Restricted Units granted as Performance Units) may provide that the distributions made by the Partnership with respect to the Restricted Units shall be subject to the same forfeiture and other restrictions as the Restricted Unit and, if restricted, such distributions shall be held, without interest, until the Restricted Unit vests or is forfeited with the UDR being paid or forfeited at the same time, as the case may be. In addition, the Committee may provide that such distributions shall be used to acquire additional Restricted Units for the Participant. Such additional Restricted Units may be subject to such vesting and other terms as the Committee may prescribe. Absent such a restriction on the UDRs in an Award Agreement, UDRs shall be paid to the holder of the Restricted Unit without restriction at the same time as cash distributions are paid by the Partnership to its unitholders. Notwithstanding the foregoing, UDRs shall only be paid in a manner that is either exempt from or compliant with Section 409A of the Code.
(iii)    Forfeitures. Except as otherwise provided in the terms of an Award Agreement, upon termination of a Participant’s employment or consulting with the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding unvested Restricted Units and Phantom Units (including all unvested Restricted Units and Phantom Units granted as Performance Units) awarded the Participant shall be automatically forfeited on such termination unless otherwise provided in a written employment agreement between the Participant and the

Company or its Affiliates. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Restricted Units and/or Phantom Units; provided, however, that any such waiver shall be effective only to the extent that such waiver will not cause any Award intended to satisfy the requirements of Section 409A of the Code to fail to satisfy such requirements.
(iv)    Lapse of Restrictions.
(A)    Phantom Units. Upon or as soon as reasonably practical following the vesting of each Phantom Unit (including each Phantom Unit granted as a Performance Unit), but not later than 30 days following such vesting unless an Award Agreement specifically provides for a later date, subject to satisfying the tax withholding obligations set forth in Section 8(b), the Participant shall be entitled to receive one Unit from the Company.
(B)    Restricted Units. Upon or as soon as reasonably practical following the vesting of each Restricted Unit (including each Restricted Unit granted as a Performance Unit), subject to satisfying the tax withholding obligations set forth in Section 8(b), the Participant shall be entitled to have the restrictions removed from his or her Award so that the Participant then holds an unrestricted Unit.
(c)    Unit Appreciation Rights. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Unit Appreciation Rights shall be granted, the number of Units to be covered by each grant, the exercise price therefor and the conditions and limitations applicable to the exercise of the Unit Appreciation Right, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.
(i)    Exercise Price. The exercise price per Unit Appreciation Right shall be determined by the Committee at the time the Unit Appreciation Right is granted and, except with respect to Substitute Awards, may not be less than the Fair Market Value of a Unit as of the date of grant.
(ii)    Time of Exercise. The Committee shall determine the Restricted Period and the exercise terms with respect to a Unit Appreciation Right, which may include, without limitation, a provision for accelerated vesting upon the achievement of specified performance goals or other events.
(iii)    Forfeitures. Except as otherwise provided in the terms of an Award Agreement, upon termination of a Participant’s employment with or services to the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding unvested Unit Appreciation Rights awarded the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Unit

Appreciation Rights; provided, however, that any such waiver shall be effective only to the extent that such waiver will not cause any Unit Appreciation Rights intended to satisfy the requirements of Section 409A of the Code to fail to satisfy such requirements.
(d)    Unit Awards. Unit Awards may be granted under the Plan (i) to such Employees, Consultants and/or Directors and in such amounts as the Committee, in its discretion, may select and (ii) subject to such other terms and conditions, including, without limitation, restrictions on transferability, as the Committee may establish with respect to such Awards.
(e)    Substitute Awards. Awards may be granted under the Plan in substitution for similar awards held by individuals who become Employees, Consultants or Directors as a result of a merger, consolidation or acquisition by the Partnership or one of its Affiliates of another entity or the assets of another entity. Such Substitute Awards that are Options or Unit Appreciation Rights may have exercise prices that are less than the Fair Market Value of a Unit on the date of the substitution if such substitution complies with the Nonqualified Deferred Compensation Rules (as defined below).
(f)    Performance Units. The vesting of a Phantom Unit or Restricted Unit, the right of a Participant to receive payment or settlement of any Phantom Unit or Restricted Unit and/or the timing thereof may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Phantom Unit or Restricted Unit subject to performance conditions.
(g)    General.
(i)    Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
(ii)    Limits on Transfer of Awards.
(A)    Except as provided in paragraph (C) below or as provided in an Award Agreement, each Option and Unit Appreciation Right shall be exercisable only by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.
(B)    Except as provided in paragraph (C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance, other than by will or the laws of descent and distribution, shall be void and unenforceable against the Company, the Partnership or any Affiliate.
(C)    To the extent specifically provided or approved by the Committee with respect to an Award, an Award may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish or by will or the laws of descent and distribution.
(iii)    Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.
(iv)    Unit Certificates. All certificates for Units or other securities of the Partnership delivered under the Plan pursuant to any Award or the exercise thereof may be evidenced in any manner deemed appropriate by the Committee, in its sole discretion, including, without limitation, in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise, and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and/or other requirements of the SEC, any securities exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be inscribed on any such certificates or book entry to make appropriate reference to such restrictions.
(v)    Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee shall determine.
(vi)    Delivery of Units or other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Company shall not be required to deliver Units pursuant to the exercise or vesting of an Award if such delivery would, in the good faith determination of the Committee, with the advice of counsel, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules or regulations of any applicable law or securities exchange, except that the Committee has discretion to vest the Award to bring it into compliance. In addition, notwithstanding anything to the contrary herein or in any applicable Award agreement, no Award that constitutes a “deferral of compensation” (within the meaning of section 409A of the Code and the regulations and other authoritative guidance promulgated thereunder (collectively, the “Nonqualified Deferred Compensation Rules”)), and that is not exempt from Section 409A of the Code pursuant to an applicable exemption (any such Award, a “409A Award”) shall be exercisable, be settled or otherwise trigger a payment or distribution upon the occurrence of any event that does not qualify as a permissible time of distribution in respect of such 409A Award under the Nonqualified Deferred Compensation Rules; except that, to the extent permitted under the Nonqualified Deferred Compensation Rules, the time of exercise, payment or settlement of a 409A Award shall be accelerated, or payment shall be made under the Plan in respect of such Award, as determined by the Committee in its discretion, to the extent necessary to pay income, withholding, employment or other taxes imposed on such 409A Award. In the event any 409A Award is designed to be paid or distributed upon a Participant’s termination of employment, such payment or distribution shall not occur in the event the Participant holding such 409A Award continues to provide or, in the 12 month period following such termination of employment, is expected to provide, sufficient services to the Company that, under the Company’s applicable policies regarding what constitutes a “separation from service” for purposes of Section 409A of the Code, such Participant does not incur a separation from service for purposes of Section 409A of the Code on the date of termination of the employment relationship. To the extent any 409A Award does not become exercisable or is not settled or otherwise payable upon a Participant’s termination of employment or upon the occurrence of some other event provided in the Plan or an Award agreement as a result of the limitations described in the preceding provisions hereof, such Award shall become exercisable or be settled or payable upon the occurrence of an event that qualifies as a permissible time of distribution in respect of such 409A Award under the Nonqualified Deferred Compensation Rules. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, other Awards, withholding of Units, cashless broker exercises with simultaneous sale, or any combination thereof; provided, however, that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Units or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid to the Company pursuant to the Plan or the applicable Award agreement.
(vii)    Change in Control. Unless specifically provided otherwise in an Award Agreement, upon a Change of Control all outstanding Awards shall automatically vest and be payable or become exercisable in full, as the case may be. In this regard, all Restricted Periods shall terminate and all performance criteria, if any, shall be deemed to have been achieved at the maximum level. Notwithstanding the foregoing or any provision contained in the applicable Award Agreement, no 409A Award shall be payable or exerciseable as described above unless the Change in Control also constitutes a “change in the ownership or effective control” or “in the ownership of a substantial portion of the assets” within the meaning of the Nonqualified Deferred Compensation Rules.
SECTION 7.    Amendment and Termination.
Except to the extent prohibited by applicable law:
(a)    Amendments to the Plan. Except as required by applicable law or the rules of the principal securities exchange on which the Units are traded and subject to Section 7(b) below, the

Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of Units available for Awards under the Plan, without the consent of any partner, Participant, other holder or beneficiary of an Award, or other Person.
(b)    Amendments to Awards. Subject to Section 7(a), the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change, other than pursuant to Section 7(c), in any Award shall materially reduce the benefit to Participant without the consent of such Participant.
(c)    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. Except as otherwise provided in Section 7(g)(vii), the Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c) of the Plan) affecting the Partnership or the financial statements of the Partnership, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or an outstanding Award:
(i)    provide for either (A) the termination of any Award in exchange for a payment in an amount, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights under such Award (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction or event the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested;
(ii)    provide that such Award be assumed by the successor or survivor entity, or a parent or subsidiary thereof, or be exchanged for similar options, rights or awards covering the equity of the successor or survivor, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of equity interests and prices;
(iii)    make adjustments in the number and type of Units (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Awards or in the terms and conditions of (including the exercise price), and the vesting and performance criteria included in, outstanding Awards, or both;
(iv)    provide that such Award shall vest or become exercisable or payable, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v)    provide that the Award cannot be exercised or become payable after such event, i.e., shall terminate upon such event.
Notwithstanding the foregoing, (i) with respect to an above event that is an “equity restructuring” event that would be subject to a compensation expense pursuant to Accounting Standards Codification Topic 718, Compensation — Stock Compensation, or any successor accounting standard, the provisions in Section 4(c) shall control to the extent they are in conflict with the discretionary provisions of this Section 7; provided, however, that nothing in Section 7(c) or Section 4(c) shall be construed as providing any Participant or any beneficiary any rights with respect to the “time value”, “economic opportunity” or “intrinsic value” of an Award or limiting in any manner the Committee’s actions that may be taken with respect to an Award as set forth above or in Section 4(c); and (ii) no action shall be taken under this Section 7 which shall cause an Award to fail to comply with the Nonqualified Deferred Compensation Rules, to the extent applicable to such Award.
SECTION 8.    General Provisions.
(a)    No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.
(b)    Tax Withholding. Unless other arrangements have been made that are acceptable to the Company, the Company or any Affiliate is authorized to deduct or withhold, or cause to be deducted or withheld, from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Units, other securities, Units that would otherwise be issued pursuant to such Award or other property) of any applicable taxes payable in respect of the grant or settlement of an Award, its exercise, the lapse of restrictions thereon, or any other payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy its withholding obligations for the payment of such taxes. Notwithstanding the foregoing, with respect to any Participant who is subject to Rule 16b-3, such tax withholding automatically shall be effected by the Company either by (i) withholding Units otherwise deliverable to the Participant on the vesting or payment of such Award or (ii) requiring the Participant to pay an amount equal to the applicable taxes payable in cash.
(c)    No Right to Employment or Services. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any of its Affiliates, to continue as a Consultant, or to remain on the Board, as applicable. Further, the Company and its Affiliates may at any time dismiss a Participant from employment or terminate a consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award agreement or other written agreement.
(d)    Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflict of laws principles.

(e)    Severability. If any provision of the Plan or any Award is or becomes, or is deemed to be, invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect. If any of the terms or provisions of the Plan or any Award Agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Participants who are subject to Section 16(b) of the Exchange Act), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3).
(f)    Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Partnership or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.
(g)    No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any participating Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any participating Affiliate.
(h)    No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.
(i)    Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision hereof.
(j)    Facility Payment. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to properly manage his financial affairs, may be paid to the legal representative of such person, or may be applied for the benefit of such person in any manner which the Committee may select, and the Company and its Affiliates shall be relieved of any further liability for payment of such amounts.
(k)    Participation by Affiliates. With the consent of the Committee, any Affiliate that is not considered a single employer with the Partnership under Section 414(b) of the Code or Section 414(c) of the Code may adopt the Plan for the benefit of its Employees, Consultants or Directors by written instrument delivered to the Committee before the grant to such Affiliate’s Employees, Consultants or Directors under the Plan of any Award that is subject to Section 409A of the Code. In making Awards to Consultants and Employees employed by an entity other than by the Company, the Committee shall be acting on behalf of the Affiliate, and to the extent the Partnership has an obligation to reimburse the Company for compensation paid to Consultants and Employees for services rendered for the benefit of the Partnership, such payments or reimbursement payments may be made by the Partnership directly to the Affiliate, and, if made to the Company, shall be received by the Company as agent for the Affiliate.
(l)    Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.
(m)    Compliance with Section 409A of the Code. The Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. Payment under the Plan shall be made in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. The applicable provisions of Section 409A of the Code are hereby incorporated by reference and shall control over any contrary provisions herein that conflict therewith.
(n)    Clawback. Notwithstanding any provisions in the Plan to the contrary, to the extent required by (i) applicable law, including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, any SEC rule or any applicable securities exchange listing standards and/or (ii) any policy that may be adopted by the Board, Awards and amounts paid or payable pursuant to or with respect to Awards shall be subject to clawback to the extent necessary to comply with such law(s) and/or policy, which clawback may include forfeiture, repurchase and/or recoupment of Awards and amounts paid or payable pursuant to or with respect to Awards.
SECTION 9.    Term of the Plan.
The Plan, as amended and restated hereby, shall be effective as of the date on which it is adopted by the Board, subject to approval by the unitholders of the Partnership as provided below, and shall continue until the earlier of (i) the date terminated by the Board or (ii) the date Units are no longer available for the payment of Awards under the Plan. However, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date. Notwithstanding the foregoing, this amendment and restatement of the Plan is expressly conditioned upon the approval by the holders of a majority of all Units present, or represented, and entitled to vote at a meeting of the Partnership’s unitholders. If the unitholders of the Partnership should fail to so approve the Plan, this amendment and restatement of the Plan shall not be of any force or effect.